Exhibit 3.1

February 19, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Sirs/Mesdames:

Re:	Mountain Province Diamonds Inc. (the "Company")

We hereby consent to all references to this firm in the registration statement on Form F-7 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, including the references in the Registration Statement under the captions "Eligibility for Investment" and "Certain Canadian Federal Income Tax Considerations".

Yours truly,

(signed) "Bennett Jones LLP"

BENNETT JONES LLP